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                                 United States
                       Securities And Exchange Commission
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                        April 20, 2001 (April 16,2001)

                          FRIEDE GOLDMAN HALTER, INC.
            (Exact name of registrant as specified in its charter)


          MISSISSIPPI                     0-22595                72-1362492
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                               13085 SEAWAY ROAD
                          GULFPORT, MISSISSIPPI 39503
                             (Address of principal
                               executive offices
                                 and zip code)



                                (228) 896-0029
                        (Registrant's telephone number,
                             including area code)
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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     On April 19, 2001, Friede Goldman Halter, Inc., a Mississippi corporation (the "Company") filed a voluntary petition for reorganization under Chapter 11 ("Chapter 11") of the United States Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Southern District of Mississippi (Southern
Division).   The petition is styled as In re Friede Goldman Halter, Inc.  In addition, 31 subsidiaries of the Company that are co-borrowers or guarantors under the Company's Amended and Restated Loan and Security Agreement, dated October 24, 2000 (the "Credit Facility"), have filed petitions for reorganization under Chapter 11 in the same court. The Company and its subsidiaries will be operated as debtors-in-possession under the Bankruptcy Code. A copy of the press release issued by the Company, dated April 20, 2001, announcing such filings is attached hereto as Exhibit 99.1.

ITEM 5. OTHER EVENTS.

     Prior to filing the voluntary petition for reorganization under Chapter 11 as described above, the Company announced on April 16, 2001 that it received on April 13, 2001 a Notice of Continuing Events of Default and Demand for Payment from Foothill Capital Corporation, the arranger and administrative agent under the Credit Facility ("Foothill"), under which Foothill demanded the immediate payment of $85.7 million, plus interest and various other costs, within five days of the date of such notice. The Company also announced on April 16, 2001 that it would not make the interest payment due on March 15, 2001 on its outstanding 4 1/2% convertible notes (the "Notes") and that the 30-day grace period provided under the indenture relating to such Notes had expired. A copy of the press release issued by the Company in connection with the announcements described in this paragraph is attached hereto as Exhibit 99.2.

     The Company announced on April 18, 2001 that Pegasus Partners II, L.P. ("Pegasus") no longer intended to pursue a definitive agreement for a proposed $100 million loan to the Company. (The Company had previously announced that it had signed a letter of intent with Pegasus on April 5, 2001). A copy of the press release issued in connection with announcement described in this paragraph is attached hereto as Exhibit 99.3.

     The New York Stock Exchange (the ""NYSE'') notified the Company on April 20, 2001 that it was taking action to de-list the Company's common stock. The Company's common stock has not been traded on the NYSE since that date. The Company understands that its common stock may be traded on the OTC Bulletin Board of Nasdaq and on pink sheets.

     The Company announced on April 26, 2001 that it had entered into an agreement, dated April 23, 2001 to sell its French engineered products subsidiaries, Brissoneau et Lotz Marine, S.A. and BOPP S.A., to Hydralift A.S.A., a Norwegian company, for a net consideration of $33.5 million. Closing of the transaction is subject to customary conditions and the approval of the U.S. Bankruptcy Court for the Southern District of Mississippi (Southern Division). A copy of the press release issued by the Company in connection with the announcements described in this paragraph is attached hereto as Exhibit 99.4.

ITEM 7.  EXHIBITS.

         Exhibit 99.1           -    Press Release, dated April 20, 2001,
                                     announcing Chapter 11 filings.

         Exhibit 99.2           -    Press Release, dated April 18, 2001,
                                     announcing receipt of Notice of
                                     Continuing Events of Default and Demand
                                     for Payment and failure to make interest payment on Notes.

         Exhibit 99.3           -    Press Release, dated April 16, 2001,
                                     announcing that Pegasus no longer intends to pursue a definitive agreement.

         Exhibit 99.4           -    Press Release, dated April 26, 2001,
                                     announcing signing of agreement to sell
                                     French subsidiaries.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 25, 2001                 FRIEDE GOLDMAN HALTER, INC.


                                    /s/ Robert L. Champagne
                                    ------------------------------------
                                    Robert L. Champagne
                                    Executive Vice President and
                                     Chief Financial Officer
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                                 EXHIBIT INDEX
                                 -------------

         Exhibit 99.1           -    Press Release, dated April 20, 2001,
                                     announcing Chapter 11 filings.

         Exhibit 99.2           -    Press Release, dated April 18, 2001,
                                     announcing receipt of Notice of
                                     Continuing Events of Default and Demand
                                     for Payment and failure to make interest payment on Notes.

         Exhibit 99.3           -    Press Release, dated April 16, 2001,
                                     announcing that Pegasus no longer intends to pursue a definitive agreement.

         Exhibit 99.4           -    Press Release, dated April 26, 2001,
                                     announcing signing of agreement to sell
                                     French subsidiaries.